Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces Third Quarter Fiscal 2018 Results

Total Revenues of $62.1 Million, a 12% Increase from the Third Quarter Last Year

Net Income Attributable to The RMR Group Inc. of $0.52 Per Share and Adjusted Net Income Attributable to The RMR Group Inc. of $0.58 Per Share, Both Increases of
21% from the Third Quarter Last Year

$100 Million Commitment to and Launch of the RMR Office Property Fund LP Expands on Growth Initiatives
______________________________________________________________________________

Newton, MA (August 8, 2018). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended June 30, 2018.

Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the third quarter fiscal 2018 results:

"The third quarter was marked by strong year over year growth in our business. The year over year growth in AUM, revenues, net income and EBITDA all largely came from our existing businesses. In addition, we recently made good progress in our stated goal of diversifying our revenues and AUM with the announced launch of the RMR Office Property Fund LP, our first real estate investment vehicle that is targeting private investors. Since June 30, 2017, we formed three new client companies in three different real estate businesses, all of which may lead to enhanced growth in revenue and AUM in the future."

Third Quarter Fiscal 2018 Highlights:

•	Total revenues for the quarter ended June 30, 2018 were $62.1 million, compared to total revenues for the quarter ended June 30, 2017 of $55.5 million.

•
For the three months ended June 30, 2018, net income was $19.4 million and net income attributable to The RMR Group Inc. was $8.4 million, or $0.52 per diluted share, compared to net income of $17.6 million and net income attributable to The RMR Group Inc. of $6.9 million, or $0.43 per diluted share, for the three months ended June 30, 2017. Net income this quarter included $1.8 million, or $0.04 per share, of separation costs related to a former officer as well as $0.8 million, or $0.02 per share, of transaction and acquisition related costs. Net income for the fiscal third quarter last year included $1.8 million, or $0.04 per share, of transaction and acquisition related costs as well as $0.7 million, or $0.01 per share, of business email compromise fraud costs.

•	The RMR Group Inc. earned management services revenues for the three months ended June 30, 2018 and 2017 from the following sources (dollars in thousands):

	Three Months Ended June 30,
	2018		2017
Managed Equity REITs (1)	$39,706	83.9%	$37,505	84.0%
Managed Operators (2)	6,966	14.7%	6,556	14.7%
Other	656	1.4%	583	1.3%
Total Management Services Revenues	47,328	100.0%	44,644	100.0%

(1)
Managed Equity REITs collectively refers to: Government Properties Income Trust (GOV), Hospitality Properties Trust (HPT), Industrial Logistics Properties Trust (ILPT), Select Income REIT (SIR) and Senior Housing Properties Trust (SNH).

(2)	Managed Operators collectively refers to: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation and TravelCenters of America LLC (TA).

•
For the three months ended June 30, 2018, Adjusted EBITDA was $28.5 million and Adjusted EBITDA Margin was 56.1%, compared to Adjusted EBITDA of $27.4 million and Adjusted EBITDA Margin of 57.2% for the three months ended June 30, 2017. Adjusted EBITDA Margin equals Adjusted EBITDA divided by the contractual management and advisory fees earned from The RMR Group LLC’s client companies. These contractual management and advisory fees are calculated pursuant to The RMR Group LLC’s contracts with its client companies and do not deduct non-cash asset amortization recognized in accordance with U.S. generally accepted accounting principles, or GAAP, as a reduction to management services revenues. Adjusted EBITDA and Adjusted EBITDA Margin are also calculated on recurring revenues and do not include incentive business management fees earned.

•	As of June 30, 2018, The RMR Group Inc. had $30.0 billion of total assets under management, compared to total assets under management of $27.9 billion as of June 30, 2017.

•	As of June 30, 2018, The RMR Group Inc. had $280.5 million in cash and cash equivalents on a consolidated basis with no outstanding debt obligations.

•
On July 31, 2018, The RMR Group LLC entered into a transaction agreement pursuant to which it is committing to contribute up to $100 million and ABP Trust, or Portnoy Family Office, is contributing $206 million of owned office properties to a newly formed private open end real estate fund, the RMR Office Property Fund LP, or the Fund. The Fund will be a private, open end fund focused on the acquisition, ownership and leasing of a diverse portfolio of office properties throughout the United States. The Fund’s General Partner will be a wholly owned subsidiary of ABP Trust. The RMR Group LLC will manage the Fund and receive annual fund administration fees equal to 1.0% of Net Asset Value. In addition, The RMR Group LLC will receive property management fees equal to 3.0% of all rents collected from commercial real estate investments and 5.0% of costs of construction or any improvement at commercial real estate investments held by the Fund.

Reconciliations to GAAP:

Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Reconciliations of net income determined in accordance with GAAP to EBITDA and Adjusted EBITDA as well as calculations of Adjusted EBITDA Margin for the three and nine months ended June 30, 2018 to the three and nine months ended June 30, 2017 are presented later in this press release. Also, a reconciliation of net income attributable to The RMR Group Inc. to Adjusted net income attributable to The RMR Group Inc. for the three months ended June 30, 2018 and 2017 is presented later in this press release.

Total Assets Under Management:

The calculation of total assets under management includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and ABP Trust, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of Affiliates Insurance Company, the managed assets of RMR Real Estate Income Fund and the equity of Tremont Mortgage Trust (TRMT), plus (iv) the contributed capital of and outstanding principal of loans serviced for certain private clients. This calculation of total assets under management may include amounts in respect of the Managed Equity REITs that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements, which are based, in part, upon the lesser of the historical cost of real estate assets or total market capitalization. For information on the calculation of assets under management of the Managed Equity REITs for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.'s SEC filings are available at the SEC website: www.sec.gov.

Conference Call:

At 1:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, Adam Portnoy, and Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal third quarter ended June 30, 2018 financial results.

The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, August 15, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10121851. The transcription, recording and retransmission in any way of The RMR Group Inc.'s fiscal third quarter ended June 30, 2018 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.

About The RMR Group Inc.

The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies. As of June 30, 2018, The RMR Group LLC had $30.0 billion of total assets under management, including more than 1,700 properties, and employed almost 600 real estate professionals in more than 35 offices throughout the United States; and the companies managed by The RMR Group LLC collectively had over 52,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS “OUTLOOK”, “BELIEVE”, “EXPECT”, “POTENTIAL”, “WILL”, “MAY”, “ESTIMATE”, “ANTICIPATE”, AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS OR EXPECTATIONS. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND THE RMR GROUP INC.'S CONTROL. FOR EXAMPLE:

•
MR. PORTNOY STATES THAT THE RMR GROUP INC., OR RMR, MADE GOOD PROGRESS TOWARD ITS STATED GOAL OF DIVERSIFYING REVENUES AND AUM THROUGH FORMING THREE NEW CLIENT COMPANIES WHICH MAY LEAD TO GROWTH IN RMR’S REVENUE AND AUM IN THE FUTURE. HOWEVER, THERE CAN BE NO ASSURANCE THAT RMR’S RESULTS WILL BENEFIT FROM THE LAUNCH OF THESE NEW CLIENT COMPANIES, OR THAT RMR’S EFFORTS TO GROW AND DIVERSIFY ITS BUSINESS IN THE FUTURE WILL BE SUCCESSFUL. IN FACT, RMR'S BUSINESS COULD BECOME SMALLER AND LESS DIVERSIFIED IN THE FUTURE. IN ADDITION, ANY FURTHER REVENUE STREAM DIVERSIFICATION THAT RMR MAY REALIZE MAY NOT IMPROVE ITS PROFITABILITY.

THE INFORMATION CONTAINED IN THE RMR GROUP INC.’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN THE RMR GROUP INC.’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE. THE RMR GROUP INC.’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.
EXCEPT AS REQUIRED BY LAW, THE RMR GROUP INC. UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Management services (1)	$47,328	$44,644	$142,457	$130,629
Incentive business management fees	—	—	155,881	52,407
Reimbursable payroll related and other costs	13,711	9,839	38,076	29,023
Advisory services	1,045	1,019	3,492	3,033
Total revenues	62,084	55,502	339,906	215,092

Expenses:
Compensation and benefits	28,606	23,731	82,876	68,746
Equity based compensation	2,347	1,038	6,285	3,804
Separation costs	1,739	—	1,875	—
Total compensation and benefits expense	32,692	24,769	91,036	72,550
General and administrative	6,551	6,779	20,281	19,073
Transaction and acquisition related costs	775	1,760	917	2,453
Depreciation and amortization	244	467	996	1,550
Total expenses	40,262	33,775	113,230	95,626
Operating income	21,822	21,727	226,676	119,466
Interest and other income	1,223	402	3,083	1,059
Tax receivable agreement remeasurement	—	—	24,710	—
Income before income tax expense and equity in losses of investees	23,045	22,129	254,469	120,525
Income tax expense	(3,462)	(4,528)	(55,486)	(24,811)
Equity in income (losses) of investees	(134)	4	(568)	(161)
Net income	19,449	17,605	198,415	95,553
Net income attributable to noncontrolling interest	(11,068)	(10,748)	(110,558)	(58,303)
Net income attributable to RMR Inc.	8,381	6,857	87,857	37,250

Weighted average common shares outstanding - basic	16,087	16,037	16,072	16,029
Weighted average common shares outstanding - diluted	16,135	16,058	16,111	16,044

Net income attributable to RMR Inc. per common share - basic	$0.52	$0.43	$5.43	$2.32
Net income attributable to RMR Inc. per common share - diluted	$0.52	$0.43	$5.42	$2.31

(1)    Includes business management fees earned from the Managed Equity REITs based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents for each Managed Equity REIT: a summary of its primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of June 30, 2018 and 2017, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or Market Capitalization (a)
		As of June 30,
REIT	Primary Strategy	2018	2017
GOV	Office properties leased to government and private sector tenants	$3,457,505	$2,235,767
HPT	Hotels and travel centers	8,874,447	8,666,849
ILPT	Industrial and logistics properties	1,496,199	—
SIR	Land and properties primarily leased to single tenants	3,446,029	4,611,115
SNH	Senior living, medical office and life science properties	8,006,840	8,272,965
		$25,281,020	$23,786,696

(a)
The basis on which our base business management fees are calculated for the three and nine months ended June 30, 2018 and 2017 may differ from the basis at the end of the periods presented in the table above. As of June 30, 2018, the market capitalization was lower than the historical costs of assets under management for HPT and SNH; the historical costs of assets under management for HPT and SNH as of June 30, 2018, were $10,118,307 and $8,534,192, respectively. For GOV, ILPT and SIR, the historical costs of assets under management were lower than their market capitalization of $3,715,117, $1,836,947 and $3,728,172, respectively, calculated as of June 30, 2018.

The RMR Group Inc.
Calculation of Adjusted Net Income Attributable to The RMR Group Inc.
(dollars in thousands, except per share amounts)
(unaudited)

The RMR Group Inc. is providing the below information regarding certain individually significant items occurring or impacting its financial results for the three months ended June 30, 2018 and 2017 for supplemental informational purposes and to enhance understanding of The RMR Group Inc.'s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.'s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.'s condensed consolidated statements of income.

	Three Months Ended June 30, 2018
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$8,381	$0.52
Separation costs, net of noncontrolling interest (1)	660	0.04
Transaction and acquisition related costs, net of noncontrolling interest (2)	285	0.02
Adjusted net income attributable to The RMR Group Inc.	$9,326	$0.58

(1)
Includes $1,739 of separation costs and $55 from the acceleration of unvested common share awards, adjusted to reflect amounts attributable to the noncontrolling interest and for tax at a rate of approximately 15.0%.

(2)	Includes $775 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and for tax at a rate of approximately 15.0%.

	Three Months Ended June 30, 2017
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$6,857	$0.43
Transaction and acquisition related costs, net of noncontrolling interest (1)	548	0.04
Business email compromise fraud costs, net of noncontrolling interest (2)	214	0.01
Adjusted net income attributable to The RMR Group Inc.	$7,619	$0.48

(1)	Includes $1,760 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and for tax at a rate of approximately 20.6%.

(2)	Includes $685 of one-time costs related to the business email compromise fraud, adjusted to reflect amounts attributable to the noncontrolling interest and for tax at a rate of approximately 20.6%.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$19,449	$17,605	$198,415	$95,553
Plus: income tax expense	3,462	4,528	55,486	24,811
Plus: depreciation and amortization	244	467	996	1,550
EBITDA	23,155	22,600	254,897	121,914
Plus: other asset amortization	2,354	2,354	7,062	7,062
Plus: operating expenses paid in The RMR Group Inc.'s common shares	314	146	2,781	1,021
Plus: separation costs	1,739	—	1,875	—
Plus: transaction and acquisition related costs	775	1,760	917	2,453
Plus: business email compromise fraud costs	—	685	225	685
Less: tax receivable agreement remeasurement due to the Tax Cuts and Jobs Act	—	—	(24,710)	—
Less: incentive business management fees earned	—	—	(155,881)	(52,407)
Certain other net adjustments	115	(101)	77	(604)
Adjusted EBITDA	$28,452	$27,444	$87,243	$80,124

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any incentive
business management fees) (2)	$50,727	$48,017	$153,011	$140,724
Adjusted EBITDA	$28,452	$27,444	$87,243	$80,124
Adjusted EBITDA Margin	56.1%	57.2%	57.0%	56.9%

(1)
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc. and operating income. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as income tax expense, depreciation and amortization, other asset amortization, operating expenses paid in The RMR Group Inc.'s common shares, separation costs, transaction and acquisition related costs, business email compromise fraud costs, tax receivable agreement remeasurement due to the Tax Cuts and Jobs Act, incentive business management fees earned, and certain other net adjustments, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc. or operating income as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. These measures should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.'s condensed consolidated statements of income. Also, other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
These contractual management fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended June 30, 2018 and 2017 and $7,062 for each of the nine months ended June 30, 2018 and 2017, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $155,881 and $52,407 that The RMR Group Inc. recognized under GAAP during the nine months ended June 30, 2018 and 2017, respectively, which were earned for the calendar years 2017 and 2016, respectively.

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	September 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$280,518	$108,640
Due from related parties	24,262	25,161
Prepaid and other current assets	10,067	7,092
Total current assets	314,847	140,893

Total property and equipment, net	2,713	3,276
Due from related parties, net of current portion	6,672	7,551
Equity method investments	11,420	12,162
Goodwill	1,859	1,859
Intangible assets, net of amortization	396	462
Deferred tax asset	24,788	45,541
Other assets, net of amortization	164,914	171,975
Total assets	$527,609	$383,719

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$51,015	$26,414
Total current liabilities	51,015	26,414
Long term portion of deferred rent payable, net of current portion	1,184	1,028
Amounts due pursuant to tax receivable agreement, net of current portion	34,354	59,063
Employer compensation liability, net of current portion	6,672	7,551
Total liabilities	93,225	94,056

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,174,463 shares issued and outstanding	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	98,531	95,878
Retained earnings	174,693	86,836
Cumulative other comprehensive income	81	84
Cumulative common distributions	(45,423)	(33,298)
Total shareholders’ equity	227,913	149,531
Noncontrolling interest	206,471	140,132
Total equity	434,384	289,663
Total liabilities and equity	$527,609	$383,719

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